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                                                                  Exhibit (j)(3)

                          [GOODWIN/PROCTER LETTERHEAD]

July 29, 2003


ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

Re:  ING Series Fund, Inc.
     Post-Effective Amendment No. 59 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

We hereby consent to the references to our firm as legal counsel for ING Series Fund, Inc. (the "Company") in Post-Effective Amendment No. 59 to the Company's Registration Statement on Form N-1A. This consent shall not constitute an acknowledgement that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP